Form 10-K, Exhibit 13
period 2004-09-30
CRUSADE MANAGEMENT LTD GLOBAL TRUST NUMBER 2 OF 2003
filed 2004-12-15
CIK 1286851

EXHIBIT 13.1


                               Noteholders Report
                        Crusade Global Trust No.2 of 2003
           Aggregate Totals For Fiscal Year 1 Oct 2003 to 30 Sept 2004


Notes
-----
                 ---------------------------------------------------------------
                 FV Outstanding (USD)     Bond Factor as at    Coupon Rate as at
                  as at Sept 30, 2004        Sept 30, 2004        Sept 30, 2004
--------------------------------------------------------------------------------
Class A Notes          948,191,050.34            66.307066%             1.72375%
--------------------------------------------------------------------------------
                 FV Outstanding (AUD)     Bond Factor as at    Coupon Rate as at
                 as at Sept 30, 2004         Sept 30, 2004        Sept 30, 2004
--------------------------------------------------------------------------------
Class B Notes           38,000,000.00           100.000000%    Not Disclosed
--------------------------------------------------------------------------------
Class C Notes            9,200,000.00           100.000000%    Not Disclosed
--------------------------------------------------------------------------------


Notes
-----
                    ------------------------------------------------------------
                    Interest Payments        Principal
                          (USD)           Distribution (USD)   Charge Offs (USD)
--------------------------------------------------------------------------------
Class A Notes           17,907,822.36         481,808,949.66                0.00
--------------------------------------------------------------------------------
                    Interest Payments        Principal
                          (AUD)           Distribution (AUD)   Charge Offs (AUD)
--------------------------------------------------------------------------------
Class B Notes       Not Disclosed                       0.00                0.00
--------------------------------------------------------------------------------
Class C Notes       Not Disclosed                       0.00                0.00
--------------------------------------------------------------------------------


Principal Collections Information in AUD
----------------------------------------

Scheduled Principal Payments                                       43,127,251.99
Unscheduled Principal Payments                                    747,386,022.59
Redraws                                                            31,878,493.19

Principal Collections                                             758,634,781.39


Total Available Principal in AUD
--------------------------------

Principal Collections                                             758,634,781.39
Principal Charge Offs                                                       0.00
Principal Draw                                                     -6,822,824.93
Reimbursement of Principal Draw                                     6,822,824.93

Total Available Principal                                         758,634,781.39

Principal Distributed                                             758,634,781.39
Principal Retained                                                          0.00


Total Available Funds in AUD
----------------------------

Available Income                                                  132,355,522.16
Principal Draw                                                      6,822,824.93
Reimbursement of Principal Draw                                    -6,822,824.93
Liquidity Draw                                                              0.00

Total Available Funds                                             132,355,522.16


Redraw & Liquidity Facilities in AUD
------------------------------------

Redraw Shortfall                                                            0.00
Redraw Carryover Charge Offs                                                0.00

Liquidity Draw                                                              0.00
Liquidity Shortfall                                                         0.00